Conversant Acquisition l September 11, 2014 1 September 11, 2014 Alliance Data to Acquire Conversant Exhibit 99.1

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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2
Call Participants
Ed Heffernan
President and Chief Executive Officer, Alliance Data
John Giuliani
Chief Executive Officer, Conversant
Bryan Kennedy
President, Epsilon
Charles Horn
Chief Financial Officer, Alliance Data

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Important Information for Investors and Stockholders
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  This communication may be deemed to be solicitation material in respect of the proposed merger between Conversant, Inc. and a subsidiary of Alliance Data Systems Corporation. In connection with the proposed merger, Alliance Data intends to file with the United States Securities and Exchange Commission (SEC) a
registration statement on Form S-4 containing a proxy statement/prospectus.  After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to stockholders of Conversant. SECURITY HOLDERS OF CONVERSANT ARE
URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER
DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME
AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the registration statement and proxy statement/prospectus (when available) and other documents filed by Alliance
Data and Conversant, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the
SEC by Alliance Data will be made available free of charge on Alliance Data’s website at www.alliancedata.com. Copies of documents filed with the SEC by Conversant will be made available free of charge on Conversant’s website at www.conversantmedia.com.
Safe Harbor Statement/Forward Looking Statements
Certain information set forth in this communication, including financial estimates, projections about the industries and markets in which
Alliance Data and Conversant operate, and statements as to the expected timing, completion and effects of the proposed merger between
Alliance Data and Conversant, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,”
“intend,” “predict,” “project,” “would” and similar expressions as they relate to each company or their respective management teams. These estimates and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected in or suggested by such statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions, the estimated timetable for completing the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Alliance Data and/or Conversant and are subject to significant risks and uncertainties outside of our control.

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Participants in the Solicitation
Risks and uncertainties related to the proposed merger include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Conversant stockholders may not adopt the merger agreement;
the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated;
uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist shareholders to the merger;
risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending litigation; risks related to the disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger;
changes in general economic and/or industry-specific conditions; and the effect of the announcement of the proposed merger on the ability of
Alliance Data and Conversant to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. For further information regarding factors affecting future results of Alliance Data and
Conversant, please refer to their respective Annual Reports filed on Form 10-K for the year ended December 31, 2013, Quarterly Reports on
Form 10-Q for the quarters ended March 31 and June 30, 2014, and other documents filed by Alliance Data and Conversant with the SEC, which are available at the SEC’s website http://www.sec.gov. Neither Alliance Data nor Conversant is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Alliance Data Systems Corporation and Conversant, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Conversant common stock in respect of the proposed transaction. Information about Alliance
Data’s directors and executive officers is set forth in the proxy statement for Alliance Data’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2014. Information about Conversant’s directors and executive officers is set forth in the proxy statement for
Conversant’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available.  Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Alliance Data or Conversant using the sources indicated above.

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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The Transaction is Expected to Deliver Significant Value
•
Consideration to Conversant Stockholders
o
$35 per share: $18.20 in ADS stock and $16.80 cash per share
o
Ratio of stock to cash can change based upon subsequent movements in ADS share price, subject to certain limitations
o
$2.32 billion equity value
o
Implies multiple of 10.0x 2015E EBITDA excluding cost synergies
o
Option to elect all cash or all stock consideration, subject to pro-ration
•
Financial Expectations
o
Core EPS accretion:
approximately $0.50 in 1
st
year and $0.75 in 2
nd
year
o
Incremental free cash flow of approximately $100 million in 1 st
year
•
Growth Opportunities
o
Expanded access to fast growing digital marketing sector
o
Enriched data assets
•
Approvals Required
o
Conversant stockholders
o
Various antitrust approvals
o
Closing expected by year end
Conversant (NASDAQ: CNVR)
Complementary Set of Assets
Pure digital, with mobile and video
capabilities
Cross-device, cross-channel
marketing technology
Supplemental online, anonymous
and unstructured data
2013 Financial Results
$573 million revenue
$222 million adjusted EBITDA

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Significant Upside for Conversant Stockholders
•
Transaction creates immediate and long-term value
•
34% premium to the 30 day average closing price of Conversant’s shares
•
Attractive consideration mix:
o
48% cash and 52% stock, with value protection via symmetrical collar (+/-10%)
As ADS share price increases or decreases, the amount of cash payable decreases or increases (up to the collar limits)
Helps protect value during the pendency of the transaction while providing the ability to share in strong upside potential
•
Conversant stockholders to own approximately 7% of the pro forma entity
o
Continue to participate in the benefits and growth of the combined company
Significant cross selling opportunities as part of end-to-end comprehensive marketing solution

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Deal Summary ($ in billions)
Equity Value at $35 per share price $ 2.3
Net debt 0
Conversant Transaction Value $ 2.3
Consideration to Equity Holders $ 2.3
ADS Stock Value 1.2
Cash Consideration $ 1.1
Current ADS Net Debt $ 2.2
Post-Closing ADS Net Debt $ 3.3
Current ADS Shares Outstanding 60.0MM
Post-Closing ADS Shares Outstanding 64.7MM
Financial Expectations
•
Core EPS accretion
o
Expected to be $0.50 in 1
st
year;
$0.75 in 2
nd
year
•
Strong incremental free cash flow
o
Expected to be $100 million in 1
st
year
•
Strong balance sheet
o
Net debt to adjusted EBITDA <2.0x

Traditional Direct Marketing 38%
Digital Marketing 25%
Traditional Advertising 37%
Other 9%
Social 8%
Mobile 18%
Display 23%
Search 42%

Google
YAHOO!
bing

AllianceData
CONVERSANT

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
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Online Ads – Emerging, High-Growth Market
•
North American Ad Spend
2014F: $400bn
•
Up YOY +5%, but internet +29%
Digital Ad Spend, 2014F Ad Spend, 2014F
Search is:
Source: Company estimates
•
US Digital Ad Spend, 2014F: $100bn
•
Up YOY +29%, with:
• Search +20%
• Display +22%
•
Conversant: all categories but search
• Social +20%
• Mobile +82%
• Other +17%
“Other” includes affiliate marketing, lead generation and classifieds
Video is included within Display and Mobile
Conversant Acquisition l September 11, 2014
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Conversant Acquisition l September 11, 2014
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$1.5bn revenue $0.6bn revenue
• Online  & Offline
• Anonymous
• Automated Creative
Optimization
• Mobile / Video
• Cross-Device ID
• Cross-Channel
• Affiliate platform
• Expansive Publisher Network
• Integration w/ RTB & Social
• Massive Scale
•
7/10 Auto, 8/10 Pharma
•
70/100 Retail, 3/4 Telco
• Indirect Agency
• Primarily Offline
• Transactional
• Identified
• Agency Creative
• Strategy
• Analytics
• Agility Harmony™ digital
messaging platform
• Database and Loyalty
Platforms
• Partner for display
• FB/Twitter ramping
• Top 10 Auto
• Top 10 Pharma
• 8/10 Retail, Top Banks
“One-stop, cross-device data fueled
marketing powerhouse”
(Set up to solve the attribution problem for modern CMO’s)
• Revenue largely driven by labor-based services
(limits operating leverage)
• 100% revenue driven by transactions in digital
(tech, automation, scale = leverage)
Strategic Rationale
Conversant Acquisition l September 11, 2014
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©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Data
Content
Technology
Media
Clients

epsilon agility harmony℠

Email Media Content Display Mobile Video Social

AllianceData

CONVERSANT

Conversant Acquisition l September 11, 2014
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• Leveraging
o
Agility Harmony™ is Epsilon’s digital messaging platform
o
The more data that’s pushed through Agility Harmony, the more it learns
o
Capable of handling online display campaigns for clients
o
Conversant’s CRM/online display enhances
Epsilon’s end-to-end offering while
simultaneously strengthening
Agility Harmony’s IQ, all at scale
Strategic Rationale
Conversant Acquisition l September 11, 2014
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©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Expands our capabilities

Affiliate Marketing 44%
Media 56%

AllianceData
CONVERSANT

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Conversant Overview
Revenue by Segment
EBITDA by Segment*
Affiliate
Marketing
29%
Media
71%
LTM 6/30/2014
Conversant’s Media offerings are unique and comprehensive
Know your customer…
Client data is combined with an in-house
data asset
Common ID identifies an individual consumer across
multiple devices
To send the right message…
Systems dynamically personalize
ads based on
insights from the data (e.g., choosing the right text
or creative elements)
Through the right channels to the right devices…
Systems know to use display
ads during the day
(consumer is at work) but mobile
ads at lunch
(browsing on her phone)
Then measure, optimize and repeat
* Excludes corporate expenses, stock compensation, depreciation, and amortization affiliate by CONVERSANT

SALES & LEADS
Advertisers
Publishers
COMMISSIONS

AllianceData
CONVERSANT

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Affiliate marketing
Websites and mobile applications
Brands
Item purchases, app downloads, form
submissions, coupon printing
Conversant Overview
$8bn transaction
value in 2013
Performance-based commissions
(no risk to advertisers)
100mm publisher
commission transactions
processed annually
Conversant Acquisition l September 11, 2014
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Brands use Conversant’s “CJ Affiliate” platform to place ads on any of 60,000+ websites and mobile applications
When consumers act as a result of those ads, brands pay commissions to referring sites and CJ Affiliate

©2014 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
Conversant Acquisition l September 11, 2014
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Data driven, personalized marketing fits Alliance Data’s DNA
More exposure to highest growth market segments (i.e., digital)
Adds complementary digital assets to Epsilon’s “one stop shop” for CMO’s
Immediately accretive to Core EPS
Reasonable size: 15% of Alliance Data’s EV
Balances Alliance Data’s business mix
Key Combination Merits
Maintains moderate debt levels (leverage ratio <2.0x)

14 September 11, 2014 Q & A